UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

BRISSET BEER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Guy Street, Suite G9, Montreal, Quebec, Canada	H3J 1S6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 906-6851

_____________
 (Former name or former address, if changed since last report)

With a copy to:
Philip Magri, Esq.
Magri Law Firm, LLC
2642 NE 9th Avenue
Fort Lauderdale, FL 33334
T: 646.502.5900
F: 646.826.9200
pmagri@magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT.

On February 5, 2018, the Registrant filed Current Report on Form 8-K under Item 4.01 (Changes in Registrant's Certifying Accountant) therein disclosing that on May 9, 2017, ZBS Group, LLC ("ZBS Group") declined to continue as the Registrant's auditors and that the Registrant engaged BF Borgers CPA PC ("BF Borgers") as its principal accountant to audit the Company's financial statements and review the Company's unaudited interim financial reports.

Subsequently, on February 7, 2018, the Registrant filed a Current Report on Form 8-K under Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), therein disclosing that due to the errors in the valuation of warrants granted by the Company to its executive officers in August 2016 and in the accounting and reporting of goodwill relating to the Company's acquisition of "Broken 7," a craft beer, in April 2014, the financial statements contained in the quarterly and annual reports on Form 10-Q and Form 10-K, respectively, specified in the Form 8-K should not be relied upon.  The Registrant also stated that the Company intended to amend and restate the financial statements and file amendments to its reports on Form 10-Q for the quarterly periods ended November 30, 2016, August 31, 2016 and February 29, 2016 and on Form 10-K for the fiscal year ended May 31, 2016  (the "Restated Reports") due to the fact that such financials, as restated, are needed for the Company's reports on Form 10-Q for the quarterly periods ended November 30, 2017, August 31, 2017 and February 28, 2017 and on Form 10-K for the fiscal year ended May 31, 2017 which the Company intends to file in as soon as possible.

On February 20, 2018, the Company reengaged ZBS Group as its principal accounting firm in connection with the Restated Reports.  Upon the filing of the Restated Reports, the Company will dismiss ZBS Group and reengage BF Borgers as its principal accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit No.	Description:
16.1	Letter, dated February 21, 2018, from BF Borgers CPA, PC
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRISSET BEER INTERNATIONAL, INC.

Dated: February 21, 2018	By:	/s/ Stephane Pilon
Stephane Pilon
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)